                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): August 21, 1998

                            METROTRANS CORPORATION
              (Exact Name of Registrant as Specified in Charter)



        Georgia                          0-23808                 58-1393777
(State or Other Jurisdiction       (Commission File No.)        (IRS Employer
   of Incorporation)                                         Identification No.)



                 777 Greenbelt Parkway, Griffin, Georgia 30223
             (Address of Principal Executive Offices)  (Zip Code)



                                (770) 229-5995
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

     Metrotrans Corporation ("Metrotrans") announced that it has entered into an Agreement dated as of August 21, 1998 (the "Agreement"), pursuant to which The Mayflower Corporation plc, London, U.K. ("Mayflower") will purchase from M. Earl Meck and Randy B. Stanley, each of whom are non-management directors of Metrotrans, all of their shares of Metrotrans Common Stock at a purchase price of $15.00 per share. As a result of the transaction, Mayflower will own
approximately 40% of the outstanding Common Stock of Metrotrans.   Consummation
of the transactions contemplated by the Agreement are subject to the expiration of any applicable waiting periods under federal law.

     Mayflower also agreed to loan to Metrotrans up to $15 million for a term of five years which will be used for working capital and to finance capital expenditures. Additionally, commencing 45 days after publication of the results of operations of Metrotrans for the year ended December 31, 2000, Mayflower will have certain rights or obligations to purchase all of the shares of Metrotrans Common Stock held by D. Michael Walden and Terri B. Hobbs, the Chairman of the Board and Chief Executive Officer and the Deputy Chairman, respectively, of Metrotrans. After the purchase of shares from Mr. Walden, Mayflower will have the right to conduct a tender offer for the remaining outstanding shares of Metrotrans, which through the year 2002 must be at a minimum price of $15.00 per share.

     Mr. Meck and Mr. Stanley have agreed to resign as directors of Metrotrans upon the closing of the transaction. Metrotrans has agreed that, following the closing of the transaction, the Board of Directors will be expanded to eight directors consisting of five directors selected by the current directors of Metrotrans and three directors designated by Mayflower. Mr. Walden will continue as Chairman of the Board and Chief Executive Officer of Metrotrans.

     A copy of the Agreement is filed as an exhibit to this report and is incorporated herein by reference. The foregoing is not a complete description of the terms of the Agreement or the transactions contemplated thereby and is subject to and qualified in its entirety by reference to the Agreement.

     This report includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Metrotrans to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting Metrotrans= customers and suppliers, competitor responses to Metrotrans= products and services, the overall market acceptance of such product and services, the costs and availability of components, product scheduling, and other factors disclosed in Metrotrans= last filed Annual Report.

ITEM 7. EXHIBITS

     10 Agreement dated August 21, 1998, among The Mayflower Corporation plc, Mayflower (U.S. Holdings), Inc., Metrotrans Corporation, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley and M. Earl Meck.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 METROTRANS CORPORATION
                                 (Registrant)



                                 /s/ Richard M. Bruno
                                 -------------------------------
                                 Richard M. Bruno
                                 Chief Financial and Accounting Officer
                                 Duly Authorized Officer


Date: August 25, 1998

                                 EXHIBIT INDEX

Exhibit No.              Description
----------               ------------

     10 Agreement dated August 21, 1998, among The Mayflower Corporation plc, Mayflower (U.S. Holdings), Inc., Metrotrans Corporation, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley and M. Earl Meck.